Exhibit 99.1
Newmont Announces Investor Day Presentation and Webcast
DENVER, April 5, 2011 — Newmont Mining Corporation (NYSE: NEM) announced it will hold its Investor Day presentation on Thursday, April 7, 2011 beginning at 9:30am EDT. A webcast will be available beginning at 9:30am EDT on April 7 and can be found on the “Investor Relations” section of the Company’s website. The webcast will be archived for a limited time on the Company’s website.

Webcast Details
URL	http://www.newmont.com/our-investors
# # #

Media Contact

Omar Jabara	303.837.5114	omar.jabara@newmont.com

Investor Contacts

John Seaberg	303.837.5743	john.seaberg@newmont.com

Karli Anderson	303.837.6049	karli.anderson@newmont.com

Monica Brisnehan	303.837.5836	monica.brisnehan@newmont.com